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                                 EXHIBIT 23(b)


                       CONSENT OF KPMG PEAT MARWICK LLP
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[LOGO OF PEAT MARWICK LLP APPEARS HERE]







The Board of Directors
Hinsdale Financial Corporation:


We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.



                                                   /s/ KPMG Peat Marwick LLP



Chicago, Illinois
October 15, 1996